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                                                                   EXHIBIT 10.13


                           Forcelledo Marketing Group


                           ROLLERBALL SKATE AGREEMENT
                                     between
                     FORCELLEDO MARKETING GROUP and "ROSSO"


1. The FORCELLEDO MARKETING GROUP ("FMG") shall have the exclusive worldwide rights to all patents, trademarks, copyrights and other intellectual property RIGHTS ("RIGHTS") associated with the design, manufacturing, marketing, distribution, selling, third party licensing and assignment of the ROLLERBALL SKATE PRODUCT. The RIGHTS shall be transferred by FRANCO ROSSO, GIUSEPPE ROSSO, ETTORB CARENINI,("ROSSO") to FMG, free of any liens, claims and encumbrances pursuant to the execution of a Definitive Agreement.

2. In the Definitive Agreement, ROSSO shall provide warranties and representations satisfactory to FMG and its counsel that ROSSO owns the RIGHTS free and clear, and that there are no legal or business infringements, restrictions, or conditions that could affect the status or integrity of the RIGHTS or FMG's use of the RIGHTS.

3. FM shall determine the most efficient and profitable method of marketing the ROLLERBALL SKATE PRODUCT. This could involve, without limitation, the establishment of a new company to market the product; third party licensing arrangements, agreements, and assignments; exclusive distribution agreements with a major retailer or direct response marketing (Infomercials, etc.).

4. In consideration of the transfer of the RIGHTS to FMG as discussed in paragraph one above ROSSO shall be paid a royalty of 2.5% on the EX-FACTORY PRICE of the ROLLERBALL SKATE PRODUCT. This royalty shall be paid 40 days after the close of each six month period following the commencement of production. The royalty will be paid in U.S. dollars.

5. FMG shall have the RIGHTS to the ROLLERBALL SKATE PRODUCT in perpetuity (or the maximum life of such RIGHTS including all extensions thereof).

6. Consistent with its Business Plan, FMG shall register the RIGHTS on a worldwide basis. FMG shall pay all the legal and business expenses incurred to register the RIGHTS. These expenses shall be deducted from future royalties paid to ROSSO in accordance with the following procedure:

         A.       100% of all legal and business expense associated with
                  the registration of the RIGHTS will be deducted from royalties paid to ROSSO. However, the deductions will be made over a period of time and will be based on the
                  total royalties paid to ROSSO.
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         B.       An example of this procedure is the following: If in YEAR I, the Company incurs 50,000 in legal and business expense to register the RIGHTS, 50% of the $150,000 or $75,000 will be deducted from ROSSO'S royalties unless the royalties paid to ROSSO are less than $150,000. If the royalties are less than $150,000, no more than $50,000 will be deducted from the royalties paid ROSSO;

         C. The difference between what has been incurred by the company in legal and business expense to register the RIGHTS and what has been deducted from ROSSO'S royalties will be rolled over into YEAR II for deduction within the guidelines of POINT B. All deductions from royalties will continue to be rolled-over until 100% of the legal and business expenses have been deducted.

7. FMG will form a new company in which ROSSO shall have an initial equity position in this company not to exceed two and one-half percent (2.5%) of the total initial equity in the company and the details associated with the ROSSO equity position will be defined in the Definitive Agreement.

8. FMG will form a new company, as described in paragraph 7. Franco Rosso will be engaged and reasonably compensated for his services to such company. Franco Rosso will be required to provide design, engineering and production assistance to such company in the introductory states of the development of the product line for market introduction. No compensation has been agreed to for these services, but some general parameters on compensation were discussed by Jack Forcelledo, Franco Rosso and Giuseppe Consarino in Torino, Italy, late February, 1992. At that time, Forcelledo agreed that Franco Rosso would be given similar compensation (salary) to what he is currently receiving (approximately $48,000' U.S. dollars). The amount of salary compensation, commencement date of such payments and the circumstances governing said compensation will be discussed and defined at the time of the signing of the Definitive Agreement.

9. From and after the signing and execution of this agreement by ROSSO and until the signing of the definitive agreement, ROSSO, and any associates of ROSSO will not discuss this agreement, nor any other transaction contemplating the transfer of the RIGHTS, with any third parties.

10. Upon execution by ROSSO of the Agreement, FMG shall commence preparation of its detailed Business Plan and begin its expenditure of funds associated with furtherance of that Business Plan. As a result of that activity, FMG and ROSSO acknowledge and understand that they will be obligated to perform as provided in this agreement and that this agreement shall be binding unless IRMG and ROSSO fail to execute a Definitive Agreement.

11. Upon execution by ROSSO of the Agreement, FMG shall pay ROSSO
$1,500. Furthermore, if and when FMG is satisfied in its sole
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discretion with the examination of the documents provided to it by ROSSO, evidencing the nature and ownership of the RIGHTS, then FMG shall pay ROSSO an additional $3,500 in U.S. dollars in additional consideration for this agreement. In addition, if and when FMG and ROSSO execute the Definitive Agreement as described in Paragraph Two, then FMG shall pay an additional $5,000 in U.S. dollars for that agreement. Also, in the event FMG and ROSSO should execute the Definitive Agreement, FMG shall provide reasonable transportation and accommodations to Los Angeles for Franco ROSSO.

12. This Agreement is being entered into and shall be construed in accordance with the laws of the State of California.





--------------------------------                              ------------------
Jack Forcelledo, President & CEO                              Franco Rosso*
FORCELLEDO MARKETING GROUP


*Note: By signing this agreement Franco Rosso warrants, represents and guarantees that he has the power of attorney from his two partners and is authorized to sign for and represent his two partners, Giuseppe Rosso and Ettore Carenini, in all matters related to the signing of this Agreement and the Definitive Agreement.

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                                      FMG

                           FORCELLEDO MARKETING GROUP


                            ROLLBALL SKATE AGREEMENT
                                    BETWEEN
                     FORCELLEDO MARKETING GROUP AND "ROSSO"


1. The FORCELLEDO MARKETING GROUP ("FMG") shall have the exclusive worldwide rights to all patents, trademarks, copyrights and other intellectual property RIGHTS ("RIGHTS") associated with the design, manufacturing, marketing, distribution, selling, third party licensing and assignment of the ROLLBALL SKATE PRODUCT. The RIGHTS shall be transferred by FRANCO ROSSO, GIUSEPPE ROSSO, ETTORE CARENINI, ("ROSSO") to FMG, free of any liens, claims and encumbrances pursuant to the execution of a Definitive Agreement.

2. In the Definitive Agreement, ROSSO shall provide warranties and representations satisfactory to FMG and its counsel that ROSSO owns the RIGHTS free and clear, and that there are no legal or business infringements, restrictions, or conditions that could affect the status or integrity of the RIGHTS or FMG's use of the RIGHTS.

3. FMG shall determine the most efficient and profitable method of marketing the ROLLBALL SKATE PRODUCT. This could involve, without limitation, the establishment of a new company to market the product; third party licensing arrangements, agreements, and assignments; exclusive distribution agreements with a major retailer or direct response marketing (Infomercials, etc.).

4. In consideration of the transfer of the RIGHTS to FMG as discussed in paragraph one above, ROSSO, shall be paid a royalty of 2.5% on the EX-FACTORY PRICE of the ROLLBALL SKATE PRODUCT. This royalty shall be paid 40 days after the close of each six month period following the commencement of production. The royalty will be paid in U.S. dollars.

5. FMG shall have the RIGHTS to the ROLLBALL SKATE PRODUCT in perpetuity (or the maximum life of such RIGHTS including all extensions thereof).

6. Consistent with its Business Plan, FMG shall register the RIGHTS on a worldwide basis. FMG shall pay all the legal and business expenses incurred to register the RIGHTS. These expenses shall be deducted from future royalties paid to ROSSO in accordance with the following procedure:

     A. 100% of all legal and business expense associated with the registration of the RIGHTS will be deducted from royalties paid to ROSSO. However, the deductions will be made over a period of time and will be based on the total royalties paid to ROSSO.

     B. An example of this procedure is the following: If in YEAR I, the Company incurs $150,000 in legal and business expense to register the RIGHTS, 50% of the $150,000 or $75,000 will be deducted from ROSSO'S royalties, unless the royalties paid to ROSSO are less than $15,000. If the royalties are less than $150,000, no more than $50,000 will be deducted from the royalties paid ROSSO;

     C. The difference between what has been incurred by the company in legal and business expense to register the RIGHTS and what has been deducted from ROSSO'S royalties will be rolled over into YEAR II for deduction within the guidelines of POINT B. All deductions from royalties will continue to be rolled-over until 100% of the legal and business expenses have been deducted.

7. FMG will form a new company in which ROSSO shall have an initial equity position in this company not to exceed two and one-half percent (2.5%) of the total initial equity in the company and the details associated with the ROSSO equity position will be defined in the Definitive Agreement.

8. FMG will form a new company, as described in paragraph 7. Franco Rosso will be engaged and reasonably compensated for his services to such company. Franco Rosso will be required to provide design, engineering and production assistance to such company in the introductory states of the development of the product line for market introduction. No compensation has been agreed to for these services, but some general parameters on compensation were discussed by Jack Forcelledo, Franco Rosso and Giuseppe Consarino in Torino, Italy, late February, 1992. At that time, Forcelledo agreed that Franco Rosso would be given similar compensation (salary) to what he is currently receiving (approximately $48,000 U.S. dollars). The amount of salary compensation, commencement date of such payments and the circumstances governing said compensation will be discussed and defined at the time of the signing of the Definitive Agreement.

9. From and after the signing and execution of this agreement by ROSSO and until the signing of the definitive agreement, ROSSO, and any associates of ROSSO will not discuss this agreement, nor any other transaction contemplating the transfer of the RIGHTS, with any third parties.

10. Upon execution by ROSSO of the Agreement, FMG shall commence preparation of its detailed Business Plan and begin its expenditure of funds associated with furtherance of that Business Plan. As a result of that activity, FMG and ROSSO acknowledge and understand that they will be obligated to perform as provided in this agreement and that this agreement shall be binding unless FMG and ROSSO fail to execute a Definitive Agreement.

11. Upon execution by ROSSO of the Agreement, FMG shall pay ROSSO $1,500. Furthermore, if and when FMG is satisfied in its sole discretion with the examination of the documents provided to it by ROSSO, evidencing the nature and ownership of the RIGHTS, then FMG shall pay ROSSO an additional $3,500 in U.S. dollars in additional consideration for this agreement.
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In addition, if and when FMG and ROSSO execute the Definitive Agreement as described in Paragraph Two, then FMG shall pay an additional $5,000 in U.S. dollars for that agreement. Also, in the event FMG and ROSSO should execute the Definitive Agreement, FMG shall provide reasonable transportation and accommodations to Los Angeles for Franco ROSSO.

12. This Agreement is being entered into and shall be construed in accordance with the laws of the State of California.



/s/ Jack Forcelledo, President & CEO   8/6/92         /s/ Franco Rosso   8/6/92
---------------------------------------------         -------------------------
Jack Forcelledo, President & CEO                      Franco Rosso*
FORCELLEDO MARKETING GROUP

*Note: By signing this agreement Franco Rosso warrants, represents and guarantees that he has the power of attorney from his two partners and is authorized to sign for and represent his two partners, Giuseppe Rosso and Ettore Carenini, in all matters related to the signing of this Agreement and the Definitive Agreement.